EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

PepsiCo, Inc.:

We consent to incorporation by reference in the registration statements and Forms listed below of PepsiCo, Inc. and Subsidiaries (“PepsiCo, Inc.”) of our report dated February 22, 2010, with respect to the Consolidated Balance Sheets of PepsiCo, Inc. as of December 26, 2009 and December 27, 2008 and the related Consolidated Statements of Income, Cash Flows and Equity for each of the fiscal years in the three-year period ended December 26, 2009, and the effectiveness of internal control over financial reporting as of December 26, 2009, which report appears in the December 26, 2009 annual report on Form 10-K of PepsiCo, Inc.

Our report dated February 22, 2010 refers to a change in the methods of accounting for business combinations and for noncontrolling interests in 2009.

Description, Registration Statement Number

Form S-4

-	Registration Statement- PepsiAmericas, Inc., 333-162260
-	Registration Statement- Pepsi Bottling Group, Inc., 333-162261

Form S-3

-	Automatic Shelf Registration Statement, 333-154314

Form S-8

-	The PepsiCo 401(k) Plan for Hourly Employees, 333-150868
-	The PepsiCo 401(k) Plan for Salaried Employees, 333-150867
-	PepsiCo, Inc. 2007 Long-Term Incentive Plan, 333-142811
-	PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509
-	PepsiCo SharePower Stock Option Plan, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731,33-66150 and 333-109513
-	Director Stock Plan, 33-22970 and 333-110030
-	1979 Incentive Plan and the 1987 Incentive Plan, 33-19539
-	1994 Long-Term Incentive Plan, 33-54733
-	PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 and 333-109514
-	1979 Incentive Plan, 2-65410
-	PepsiCo, Inc. Long Term Savings Program, 2-82645, 33-51514 and 33-60965
-	PepsiCo 401(k) Plan, 333-89265
-

Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), 333-65992

-	The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632
-	The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634
-	The PepsiCo 401(k) Plan for Salaried Employees, 333-76196
-	The PepsiCo 401(k) Plan for Hourly Employees, 333-76204
-	The PepsiCo Share Award Plan, 333-87526

/s/ KPMG LLP

New York, New York

February 22, 2010